Exhibit 99.1

HubSpot Reports Strong Q4 and Full Year 2017 Results

CAMBRIDGE, MA (February 13, 2018) — HubSpot, Inc. (NYSE: HUBS), a leading CRM, marketing, sales and customer experience platform, today announced financial results for the fourth quarter and full year ended December 31, 2017. The company also announced today that John Kinzer, its Chief Financial Officer, will be leaving at the end of 2018. The Company has initiated a search for a new CFO, and Mr. Kinzer will work to ensure a smooth transition of his duties once a new CFO is appointed.

“On behalf of the entire HubSpot team, I want to thank John for his many contributions since joining the company in 2013. He was an instrumental part of our successful transition from a private to a public company and our success in scaling up our business,” said Brian Halligan, HubSpot Co-founder and CEO. “We will miss him following his departure and wish him the best.”

“My more than four years at HubSpot have been an amazing experience, working with a very talented group of people to help our customers grow better, and building a big business in the process,” said Kinzer. “Heading into 2018 HubSpot has never been on stronger footing, and I look forward to ensuring a smooth transition in the coming months.”

Financial Highlights:

Revenue

Fourth Quarter 2017:

•	Total revenue was $106.5 million, up 39% compared to the fourth quarter of 2016.

•	Subscription revenue was $101.7 million, up 40% compared to the fourth quarter of 2016.

•	Professional services and other revenue was $4.8 million, up 20% compared to the fourth quarter of 2016.

Full Year 2017:

•	Total revenue was $375.6 million, up 39% compared to 2016.

•	Subscription revenue was $356.7 million, up 40% compared to 2016.

•	Professional services and other revenue was $18.9 million, up 17% compared to 2016.

Operating Income (Loss)

Fourth Quarter 2017:

•	GAAP operating margin was (8.9%) for the quarter, compared to (18.1%) in the fourth quarter of 2016.

•	Non-GAAP operating margin was 4.1% for the quarter, an improvement of approximately 10 percentage points from (5.9%) in the fourth quarter of 2016.

•	GAAP operating loss was ($9.4) million for the quarter, compared to ($13.8) million in the fourth quarter of 2016.

•	Non-GAAP operating income was $4.3 million for the quarter, compared to a loss of ($4.5) million in the fourth quarter of 2016. Non-GAAP operating income (loss) excludes stock-based compensation expense, amortization of acquired intangible assets, and acquisition related expenses.

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Full Year 2017:

•	GAAP operating margin was (10.7%) for 2017, compared to (16.5%) in 2016.

•	Non-GAAP operating margin was 2.3% for 2017, an improvement of approximately 6.7 percentage points from (4.4%) in 2016.

•	GAAP operating loss was ($40.1) million for 2017, compared to ($44.7) million in 2016.

•	Non-GAAP operating income was $8.6 million in 2017, compared to a loss of ($11.9) million in 2016. Non-GAAP operating income (loss) excludes stock-based compensation expense, amortization of acquired intangible assets, and acquisition related expenses.

Net Income (Loss)

Fourth Quarter 2017:

•	GAAP net loss was ($11.5) million, or ($0.31) per basic and diluted share for the quarter, compared to ($13.8) million, or ($0.39) per basic and diluted share, in the fourth quarter of 2016.

•	Non-GAAP net income was $4.6 million, or $0.12 per basic and diluted share for the quarter, compared to a net loss of ($4.5) million, or ($0.13) per basic and diluted share, in the fourth quarter of 2016. Non-GAAP net income (loss) per share excludes stock-based compensation expense, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes and business combination.

•	Fourth quarter weighted average basic and diluted shares outstanding for GAAP net loss per share was 37.4 million, compared to 35.7 million basic and diluted shares in the fourth quarter of 2016.

•	Fourth quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 37.4 million and 40.0 million, respectively, compared to 35.7 million weighted average basic and diluted shares in the fourth quarter of 2016.

Full Year 2017:

•	GAAP net loss was ($39.7) million, or ($1.08) per basic and diluted share for 2017, compared to ($45.6) million, or ($1.29) per basic and diluted share, in 2016.

•	Non-GAAP net income was $9.8 million, or $0.27 per basic share and $0.25 per diluted share for 2017, compared to a net loss of ($12.8) million, or ($0.36) per basic and diluted share, in 2016. Non-GAAP net income (loss) per share excludes stock-based compensation expense, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes and business combination.

•	2017 weighted average basic and diluted shares outstanding for GAAP net loss per share was 36.8 million, compared to 35.2 million basic and diluted shares in 2016.

•	2017 weighted average basic and diluted shares outstanding for non-GAAP net income per share was 36.8 million and 38.8 million, respectively, compared to 35.2 million weighted average basic and diluted in 2016.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $535.7 million as of December 31, 2017.

•	During the fourth quarter, the company generated $7.0 million of free cash flow compared to using ($1.7) million of free cash flow during the fourth quarter of 2016.

•	During the full year, the company generated $22.3 million of free cash flow compared to using ($2.2) million during the full year 2016.

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Additional Recent Business Highlights

•	Grew total customers to 41,593 at December 31, 2017, up 48% from December 31, 2016.

•	Total average subscription revenue per customer was $10,255 during the fourth quarter of 2017.

“2017 was another exciting year for HubSpot. We made great strides in building out our freemium model, found more ways to delight our customers and continued our evolution from a single product application company to a front office suite with the goal of becoming the growth platform for SMB’s,” said Halligan. “As we head into 2018, I think we have a clear set of plays in place that will set us up for continued success into the future.”

Business Outlook

Based on information available as of February 13, 2018, HubSpot is issuing guidance for the first quarter and full year of 2018 as indicated below.

First Quarter 2018:

•	Total revenue is expected to be in the range of $109.2 million to $110.2 million.

•	Non-GAAP operating income is expected to be in the range of $4.0 million to $5.0 million. This excludes stock-based compensation expense of approximately $15.2 million, amortization of acquired intangible assets of approximately $50 thousand, and acquisition related expenses of approximately $800 thousand.

•	Non-GAAP net income per common share is expected to be in the range of $0.10 to $0.12. This excludes stock-based compensation expense of approximately $15.2 million, amortization of acquired intangible assets of approximately $50 thousand, acquisition related expenses of approximately $800 thousand, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $4.9 million. This assumes approximately 40.3 million weighted average diluted shares outstanding.

Full Year 2018:

•	Total revenue is expected to be in the range of $481 million to $485 million.

•	Non-GAAP operating income is expected to in be in the range of $20.0 million to $24.0 million. This excludes stock-based compensation expense of approximately $76.0 million, amortization of acquired intangible assets of approximately $200 thousand, and acquisition related expenses of approximately $2.7 million.

•	Non-GAAP net income per common share is expected to be in the range of $0.51 to $0.59. This excludes stock-based compensation expense of approximately $76.0 million, amortization of acquired intangible assets of approximately $200 thousand, acquisition related expenses of approximately $2.7 million, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $20.3 million. This assumes approximately 40.7 million weighted average diluted shares outstanding.

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, and acquisition-related expenses in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Conference Call Information

HubSpot will host a conference call on Tuesday, February 13, 2018 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full-year financial results and its business outlook. To access this call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international). The conference ID is 9863059. Additionally, a

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live webcast of the conference call will be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

Following the conference call, a replay will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 9863059. An archived webcast of this conference call will also be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading CRM, marketing, sales, and customer experience platform. Over 41,500 total customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow for the three months and year ended December 31, 2017 and 2016. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first fiscal quarter and full year 2018; statements regarding the announced leadership transition; and statements regarding our ability to achieve continued success into the future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency and sales partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 1, 2017 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$87,680	$59,702
Short-term investments	416,663	54,648
Accounts receivable—net of allowance for doubtful accounts of $638 and $617 at December 31, 2017 and 2016, respectively	60,676	38,984
Deferred commission expense	13,343	9,025
Restricted cash	4,757	162
Prepaid hosting costs	4,964	5,299
Prepaid expenses and other current assets	14,418	8,433

Total current assets	602,501	176,253
Long-term investments	31,394	35,718
Property and equipment, net	43,294	30,201
Capitalized software development costs, net	8,760	6,523
Restricted cash	347	321
Other assets	4,617	950
Intangible assets, net	6,312	16
Goodwill	14,950	9,773

Total assets	$712,175	$259,755

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,657	$4,350
Accrued compensation costs	16,329	11,415
Other accrued expenses	20,430	16,192
Deferred revenue	136,880	95,426

Total current liabilities	178,296	127,383
Deferred rent, net of current portion	18,868	10,079
Deferred revenue, net of current portion	2,277	1,171
Other long-term liabilities	3,927	2,422
Convertible senior notes	298,447	—

Total liabilities	501,815	141,055

Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	496,461	365,444
Accumulated other comprehensive loss	(57)	(864)
Accumulated deficit	(286,082)	(245,916)

Total stockholders’ equity	210,360	118,700

Total liabilities and stockholders’ equity	$712,175	$259,755

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Subscription	$101,697	$72,418	$356,727	$254,775
Professional services and other	4,844	4,026	18,885	16,192

Total revenue	106,541	76,444	375,612	270,967

Cost of Revenues:
Subscription	14,729	11,632	51,563	41,182
Professional services and other	6,327	5,255	24,166	20,683

Total cost of revenues	21,056	16,887	75,729	61,865

Gross profit	85,485	59,557	299,883	209,102

Operating expenses:
Research and development	22,286	12,815	70,373	45,997
Sales and marketing	57,575	47,116	212,859	162,647
General and administrative	15,057	13,446	56,787	45,120

Total operating expenses	94,918	73,377	340,019	253,764

Loss from operations	(9,433)	(13,820)	(40,136)	(44,662)

Other (expense) income:
Interest income	1,526	262	3,837	854
Interest expense	(5,234)	—	(13,181)	(265)
Other expense	(308)	(56)	(559)	(956)

Total other (expense) income	(4,016)	206	(9,903)	(367)

Loss before income tax benefit (expense)	(13,449)	(13,614)	(50,039)	(45,029)
Income tax benefit (expense)	1,914	(215)	10,325	(533)

Net loss	$(11,535)	$(13,829)	$(39,714)	$(45,562)

Net loss per share, basic and diluted	$(0.31)	$(0.39)	$(1.08)	$(1.29)
Weighted average common shares used in computing basic and diluted net loss per share:	37,385	35,672	36,827	35,197

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating Activities:
Net loss	$(11,535)	$(13,829)	$(39,714)	$(45,562)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	4,663	3,185	15,786	11,177
Stock-based compensation	12,898	9,274	47,317	32,675
Deferred income tax (benefit) expense	(2,421)	32	(11,546)	(133)
Amortization of debt discount and issuance costs	4,884	—	12,366	—
(Accretion) amortization of bond discount premium	(829)	100	(1,576)	647
Non-cash rent expense	696	1,275	5,039	3,968
Unrealized currency translation	209	227	(139)	81
Changes in assets and liabilities
Accounts receivable	(11,670)	(8,959)	(20,180)	(14,099)
Prepaid expenses and other assets	(225)	(2,740)	(5,588)	(6,126)
Deferred commission expense	(1,993)	(373)	(4,004)	(453)
Accounts payable	(456)	250	1,100	983
Accrued expenses	1,357	267	8,195	4,004
Deferred rent	(22)	(32)	3,559	(107)
Deferred revenue	18,438	13,596	38,999	32,311

Net cash and cash equivalents provided by operating activities	13,994	2,273	49,614	19,366

Investing Activities:
Purchases of investments	(317,373)	(7,808)	(890,009)	(52,131)
Maturities and sales of investments	220,600	7,452	533,660	50,840
Purchases of property and equipment	(5,187)	(2,439)	(20,276)	(15,789)
Capitalization of software development costs	(1,765)	(1,576)	(7,071)	(5,749)
Acquisition of a business and purchase of technology	—	—	(9,415)	—
Purchase of strategic investments	(700)	—	(3,500)	—
Restricted cash	—	(128)	(4,586)	(128)

Net cash and cash equivalents used in investing activities	(104,425)	(4,499)	(401,197)	(22,957)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(1,265)	(548)	(4,419)	(2,368)
Proceeds related to the issuance of common stock under stock plans	2,677	2,439	13,086	11,584
Proceeds from issuance of convertible notes, net of issuance costs paid of $10,767	—	—	389,233	—
Purchase of note hedge related to convertible notes	—	—	(78,920)	—
Proceeds from the issuance of warrants related to convertible notes, net of issuance costs paid of $200	—	—	58,880	—
Repayment of capital lease obligations	(267)	(215)	(1,054)	(743)

Net cash and cash equivalents provided by financing activities	1,145	1,676	376,806	8,473

Effect of exchange rate changes on cash	223	(1,187)	2,755	(760)

Net (decrease) increase in cash and cash equivalents	(89,063)	(1,737)	27,978	4,122
Cash and cash equivalents, beginning of period	176,743	61,439	59,702	55,580

Cash and cash equivalents, end of period	$87,680	$59,702	$87,680	$59,702

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Reconciliation of non-GAAP operating income (loss) and operating margin	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
(in thousands, except percentages)
GAAP operating loss	$(9,433)	$(13,820)	$(40,136)	$(44,662)
Stock-based compensation	12,898	9,274	47,317	32,675
Amortization of acquired intangible assets	50	20	103	84
Acquisition related expenses	827	—	1,266	—

Non-GAAP operating income (loss)	$4,342	$(4,526)	$8,550	$(11,903)

GAAP operating margin	(8.9%)	(18.1%)	(10.7%)	(16.5%)
Non-GAAP operating margin	4.1%	(5.9%)	2.3%	(4.4%)

Reconciliation of non-GAAP net income (loss)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
(in thousands, except per share amounts)
GAAP net loss	$(11,535)	$(13,829)	$(39,714)	$(45,562)
Stock-based compensation	12,898	9,274	47,317	32,675
Amortization of acquired intangibles	50	20	103	84
Acquisition related expenses	827	—	1,266	—
Amortization of debt discount and debt issuance costs	4,884	—	12,367	—
Deferred income tax benefit from convertible notes and business combination	(2,480)	—	(11,573)	—

Non-GAAP net income (loss)	$4,644	$(4,535)	$9,766	$(12,803)

Non-GAAP net income (loss) per share:
Basic	$0.12	$(0.13)	$0.27	$(0.36)
Diluted	$0.12	$(0.13)	$0.25	$(0.36)
Shares used in non-GAAP per share calculations
Basic	37,385	35,672	36,827	35,197
Diluted	39,978	35,672	38,798	35,197

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31.
	2017					2016
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$14,729	$6,327	$22,286	$57,575	$15,057	$11,632	$5,255	$12,815	$47,116	$13,446
Stock -based compensation	(203)	(620)	(3,803)	(5,127)	(3,145)	(149)	(402)	(2,457)	(3,984)	(2,282)
Amortization of acquired intangibles	(50)	—	—	—	—	(13)	—	—	(7)	—
Acquisition related expenses	—	—	(827)	—	—	—	—	—	—	—

Non-GAAP expense	$14,476	$5,707	$17,656	$52,448	$11,912	$11,470	$4,853	$10,358	$43,125	$11,164

GAAP expense as a percentage of revenue	13.8%	5.9%	20.9%	54.0%	14.1%	15.2%	6.9%	16.8%	61.6%	17.6%
Non-GAAP expense as a percentage of revenue	13.6%	5.4%	16.6%	49.2%	11.2%	15.0%	6.3%	13.5%	56.4%	14.6%

	Year Ended December 31,
	2017					2016
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$51,563	$24,166	$70,373	$212,859	$56,787	$41,182	$20,683	$45,997	$162,647	$45,120
Stock -based compensation	(658)	(2,327)	(12,816)	(19,016)	(12,500)	(512)	(1,640)	(8,828)	(13,352)	(8,343)
Amortization of acquired intangibles	(96)	—	—	(7)	—	(57)	—	—	(27)	—
Acquisition related expenses	—	—	(1,266)	—	—	—	—	—	—	—

Non-GAAP expense	$50,809	$21,839	$56,291	$193,836	$44,287	$40,613	$19,043	$37,169	$149,268	$36,777

GAAP expense as a percentage of revenue	13.7%	6.4%	18.7%	56.7%	15.1%	15.2%	7.6%	17.0%	60.0%	16.7%
Non-GAAP expense as a percentage of revenue	13.5%	5.8%	15.0%	51.6%	11.8%	15.0%	7.0%	13.7%	55.1%	13.6%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP subscription margin	$86,968	$60,786	$305,164	$213,593
Stock -based compensation	203	149	658	512
Amortization of acquired intangible assets	50	13	96	57

Non-GAAP subscription margin	$87,221	$60,948	$305,918	$214,162

GAAP subscription margin percentage	85.5%	83.9%	85.5%	83.8%
Non-GAAP subscription margin percentage	85.8%	84.2%	85.8%	84.1%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net cash and cash equivalents provided by operating activities	$13,994	$2,273	$49,614	$19,366
Purchases of property and equipment	(5,187)	(2,439)	(20,276)	(15,789)
Capitalization of software development costs	(1,765)	(1,576)	(7,071)	(5,749)

Free cash flow	$7,042	$(1,742)	$22,267	$(2,172)

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes and business combination. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

(c)	Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

(d)	In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

(e)

The deferred income tax benefit from the convertible notes issued in May 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the convertible notes. This taxable temporary difference resulted in the Company recognizing a $9.4 million deferred tax liability which was recorded as an adjustment to additional paid-in capital on the consolidated balance sheet. The creation of the deferred tax liability is recognized as a component of equity and represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the convertible notes is a non-cash item that is unique to the issuance of the Company’s convertible notes, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

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The deferred income tax benefit from the business combination entered into in September 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the Company recognizing a $2.2 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheet. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the business combination is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

Media Contact:

Ellie Botelho

ebotelho@hubspot.com

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